                                                                  EXHIBIT (23)-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Joint Registration Statement on Form S-4 of Wisconsin Energy Corporation and Northern Power Wisconsin Corp. of our report dated January 25, 1995 appearing on page 65 of Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/ Prospectus.

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
August 7, 1995

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and
  the Stockholders of Wisconsin Energy Corporation:

    In our opinion, the consolidated financial statements listed under Item 14(a) (1) and (2) on pages 66 and 67 of Wisconsin Energy Corporation's Annual Report on Form 10-K for the year ended December 31, 1994 present fairly, in all material respects, the financial position of Wisconsin Energy Corporation and its subsidiaries at December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
January 25, 1995